UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

Electro Rent Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-09061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 10, 2016, Electro Rent Corporation (the “Company”) completed its merger (the “Merger”) with Elecor Merger Corporation (“Merger Sub”), a wholly-owned subsidiary of Elecor Intermediate Holding II Corporation (“Parent”), pursuant to the Amended and Restated Agreement and Plan of Merger entered into among the Company, Merger Sub and Parent on June 23, 2016 (the “Merger Agreement”). Parent and Merger Sub are affiliates of Platinum Equity, a Beverly Hills-based private equity group.

Item 1.01. Entry into Material Definitive Agreement.

On August 5, 2016, in connection with the Merger and pursuant to the Merger Agreement, the Company’s board of directors approved an amendment to the Company’s Supplemental Executive Retirement Plan (the “SERP”) to remove the requirement for employer matching contributions. Effective August 10, 2016, the Company amended the Company’s SERP and, pursuant to such amendment, the Company is no longer required to make any matching contributions under the SERP. A copy of the amendment to the SERP is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

On August 10, 2016, the Company terminated its existing credit facility. The existing credit facility was governed by the terms and conditions of a Credit Agreement, dated November 19, 2013 (as amended or otherwise modified prior to the date hereof, including without limitation by that Amendment Number One, dated November 27, 2015, the “Credit Agreement”), by and among the Company, JP Morgan Chase Bank National Association, as administrative agent, J.P. Morgan Securities LLC as sole lead arranger and sole bookrunner and the lenders party thereto. The Credit Agreement was terminated without penalty.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Under the terms of the Merger Agreement, which was adopted by the Company’s shareholders at the special meeting of the Company’s shareholders held on August 5, 2016, upon the effective time of the Merger: (i) each outstanding share of common stock, no par value, of the Company (“Common Stock”) (other than shares held by Parent, Merger Sub and the Company (as treasury stock or otherwise) and any of their respective direct or indirect wholly-owned subsidiaries) was converted automatically into the right to receive $15.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”);

and (ii) holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company other than the right to receive the Merger Consideration. In addition, pursuant to the Merger Agreement, at the effective time of the Merger, each restricted stock unit issued by the Company (whether vested or unvested) that was outstanding at the effective time of the Merger became vested in full and was cancelled and converted into solely the right to receive the Merger Consideration. In addition, each restricted stock unit that was unvested at the effective time of the Merger received an amount in cash, without interest, equal to the dividends that were accrued and unpaid with respect to such unvested restricted stock unit, less applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2016, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on August 10, 2016 that each outstanding share of Common Stock was converted automatically into the right to receive the Merger Consideration, other than shares held by Parent, Merger Sub and the Company (as treasury stock or otherwise) and any of their respective direct or indirect wholly-owned subsidiaries. As part of such notice, the Company requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Common Stock are no longer listed on NASDAQ. NASDAQ filed the Form 25 with the Securities and Exchange Commission on August 10, 2016. The Company intends to file with the Securities and Exchange Commission a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Merger on August 10, 2016, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

The aggregate purchase price paid for the Company, including (i) payments under the Merger Agreement to the Company’s shareholders and restricted stock unit holders, (ii) fees and expenses relating to the closing of the Merger and the debt financing transactions, and (iii) the repayment of certain indebtedness of the Company and its subsidiaries, was approximately $405 million. The consideration paid to the Company’s shareholders and restricted stock unit holders was funded through (x) equity capital available to certain private investment funds controlled by Platinum Equity, (y) proceeds received in connection with a new credit facility with a syndicate of financial institutions led by Bank of America, N.A., as administrative agent and collateral agent, and (z) cash on hand at the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, (i) each of the directors of the Company immediately prior to the effective time of the Merger ceased to be a director of the Company, and (ii) each of the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company. The incumbent officers of the Company immediately prior to the completion of the Merger continued as officers of the Company following the Merger.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the effective time of the Merger, the articles of incorporation and bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended and restated to be identical to the articles of incorporation and bylaws of Merger Sub, except that the articles of incorporation and bylaws were changed to reflect that the name of the Company is “Electro Rent Corporation.” Copies of the amended and restated articles of incorporation and amended and restated bylaws are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On August 10, 2016, the Company issued a press release regarding the closing of the Merger. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Electro Rent Corporation

3.2	Amended and Restated Bylaws of Electro Rent Corporation

10.1	First Amendment to the 2008 Electro Rent Corporation Supplemental Executive Retirement Plan, dated August 10, 2016

99.1	Press Release of the Company dated August 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO RENT CORPORATION

/s/ Allen Sciarillo
Name: Allen Sciarillo Title: Chief Financial Officer

Dated: August 10, 2016